SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2019

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (516) 479-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVOP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

On June 11, 2019, EVO Payments, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, the Company’s stockholders (1) elected all of the Company’s Class I director nominees to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified and (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ended December 31, 2019. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal No. 1: Election of Directors

	For	Withheld	Broker Non-Votes
John S. Garabedian	40,871,233	18,524,725	774,902
David W. Leeds	55,218,773	4,177,185	774,902

Proposal No. 2: Ratification of the Appointment of Deloitte & Touche LLP

For	Against	Abstain	Broker Non-Votes
59,594,566	571,547	4,747	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	/s/ Steven J. de Groot
Name: Steven J. de Groot
Date: June 12, 2019		Title: Executive Vice President, General Counsel and Secretary

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